                                                                   Exhibit 4.3.1

                  TWELFTH SUPPLEMENTAL INDENTURE, dated as of August 16, 2001, between The Kroger Co., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company"), having its principal office at 1014 Vine Street, Cincinnati, Ohio 45202, the Guarantors listed on the signature pages and Schedule I hereto (each, a "Guarantor") and U.S. Bank, N.A., a banking corporation duly organized and existing under the laws of the State of Ohio, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 25, 1999 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

                  Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

                  Section 301 of the Indenture permits the terms of the Securities of any series to be established in an indenture supplemental to the Indenture.

                  Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

                  Each of the Guarantors has duly authorized the issuance of a guarantee of the Securities, as set forth herein, and to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this Twelfth Supplemental Indenture.

                  The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Twelfth Supplemental Indenture to establish the terms and form of the Securities of a new series and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

                  All things necessary to make this Twelfth Supplemental Indenture a valid agreement of the Company and the Guarantors, and a valid amendment of and supplement to the Indenture, have been done.

                  NOW, THEREFORE, THIS TWELFTH Supplemental Indenture
WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:


                                                    ARTICLE ONE

                                                    DEFINITIONS

Section 101.      DEFINITIONS.

                           (a) For all purposes of this Twelfth Supplemental
                  Indenture:

                               (1) Capitalized terms used herein without
                  definition shall have the meanings specified in the Indenture;

                               (2) All references herein to Articles and
                  Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Twelfth Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Twelfth Supplemental Indenture; and

                               (3) The terms "hereof", "herein", "hereby",
                  "hereto", "hereunder" and "herewith" refer to this Twelfth Supplemental Indenture.


                  (b) For all purposes of the Indenture and this Twelfth Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires:

                           "Adjusted Treasury Rate" means, with respect to any
                  Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                           "Attributable Debt" means, in connection with a Sale
                  and Lease-Back Transaction, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the interest rate borne by the Securities of the series created by this Twelfth Supplemental Indenture) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining primary term of the applicable lease, calculated in accordance with generally accepted accounting principles. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates, operating and labor costs or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

                           "Business Day" means any day other than a Saturday, a
                  Sunday, or a day on which banking institutions in New York City or Cincinnati, Ohio are authorized or obligated by law or executive order to close.

                           "Capital Lease" means any lease of property which, in
                  accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease Obligation" means the amount of the liability which should be so capitalized or disclosed.

                           "Comparable Treasury Issue" means the United States
                  Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

                           "Comparable Treasury Price" means, with respect to
                  any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                           "Consolidated Net Tangible Assets" means, for the
                  Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, commercial paper, short-term bank Indebtedness, Funded Indebtedness, other long-term liabilities and shareholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

                           "Credit Facility" means any credit agreement, loan
                  agreement or credit facility, whether syndicated or not, involving the extension of credit by banks or other credit institutions, entered into by the Company or Fred Meyer, Inc. and outstanding on the date of this Twelfth Supplemental Indenture, and any refinancing or other restructuring of such agreement or facility.

                           "Funded Indebtedness" means any Indebtedness maturing
                  by its terms more than one year from the date of the determination thereof, including (i) any Indebtedness having a maturity of 12 months or less but by its terms renewable or extendible at the option of the obligor to a date later than 12 months from the date of the determination thereof and (ii) rental obligations payable more than 12 months from the date of determination thereof under Capital Leases (such rental obligations to be included as Funded Indebtedness at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Indebtedness at the amount so capitalized).

                           "Non-Restricted Subsidiary" means any Subsidiary that
                  the Company's Board of Directors has in good faith declared pursuant to a written resolution not to be of material importance, either singly or together with all other Non-Restricted Subsidiaries, to the business of the Company and its consolidated Subsidiaries taken as a whole.

                           "Operating Assets" means all merchandise inventories,
                  furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary.

                           "Operating Property" means all real property and
                  improvements thereon owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by written resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

                           "Quotation Agent" means the Reference Treasury Dealer
                  appointed by the Company.

                           "Reference Treasury Dealer" means (i) Goldman, Sachs
                  & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

                           "Reference Treasury Dealer Quotations" means, with
                  respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable

                  Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                           "Restricted Subsidiaries" means all Subsidiaries
                  other than Non-Restricted Subsidiaries.

                           "Sale and Lease-Back Transaction" has the meaning
                  specified in Section 1010.

                           "Subsidiary" means (i) any corporation or other
                  entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company and/or one or more Subsidiaries or (ii) any partnership of which more than 50% of the partnership interest is owned by the Company or any Subsidiary.



                                   ARTICLE TWO

                                 SECURITY FORMS

Section 201.      FORM OF SECURITIES OF THIS SERIES.

                  The Securities of this series shall be in the form set forth in this Article.

Section 202.      FORM OF FACE OF SECURITY.

                                 [FACE OF BOND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY

      OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP:                                                $
       ---------                                                  ----------
No.
    ---


                                 THE KROGER CO.

             Puttable Reset Securities PURS(SM) due August 16, 2012

                  The Kroger Co., a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company", which term shall include any successor entity), for value received, hereby promises to pay to
[      ] or registered assigns, the principal sum of [     ] on August 16, 2012
(the "Final Maturity") at any office or agency maintained for the purpose in the Borough of Manhattan, The City of New York, New York or Cincinnati, Ohio, which shall initially be the corporate trust office of U.S. Bank, N.A., the Trustee under the Indenture referred to on the reverse hereof, located on the date hereof at 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio 45201-1118, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate described below, in like coin or currency, from and including August 16, 2001, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on the dates set forth below, to but excluding the date on which the principal amount is paid or made available for payment in full. The interest so payable on any Interest Payment Date shall, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the applicable Interest Payment Record Date (as defined below). Payments of interest shall be made at any office or agency referred to above, provided that, at the option of the Company, payments of interest may be made by check mailed to the registered address of the persons entitled thereto.

                  From and including August 16, 2001 to but excluding August 16, 2002 (the "Floating Rate Period"), interest on the principal sum of this Bond will accrue at LIBOR (as defined below) plus 0.75% and will be reset quarterly, as described on the reverse side hereof. On August 16, 2002 (the "Reset Date"), the interest rate on this Bond shall be reset so as to equal a fixed rate from and including August 16, 2002 as determined as described on the reverse hereof, unless the Company is obligated to repurchase this Bond on such date pursuant to the Put Option referred to on the reverse hereof. Notwithstanding the foregoing, the reset shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described on the reverse hereof.

                  This Bond has initially been issued in the form of a Global Security (as defined on the reverse hereof), and the Company has initially designated The Depository

Trust Company ("DTC", which term shall include any successor) as the Depositary (the "Depositary") for this Bond. For as long as this Bond or any portion hereof is issued in such form, and notwithstanding the foregoing, all payments of interest, principal and other amounts in respect of this Bond or such portion (including payments pursuant to the Call Option and Put Option referred to on the reverse hereof) shall be made to the Depositary or its nominee in accordance with its Applicable Procedures (as defined on the reverse hereof), in the coin or currency specified above and as further provided on the reverse hereof.

                  Notwithstanding the foregoing, if any payment of interest, principal or other amount to be made in respect of this Bond (including any payment pursuant to an exercise of the Call Option or Put Option) would otherwise be due on a day that is not a Business Day, such payment may be made on the next succeeding day that is a Business Day, with the same effect as if such payment were made on the due date.

                  This Bond is continued on the reverse hereof and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place. Such provisions include, inter alia, the Call Option and Put Option, interest rate and the definitions of certain terms used on the face hereof.

                  This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

                  IN WITNESS WHEREOF, THE KROGER CO. has caused this instrument to be duly executed.

Dated:

                                      THE KROGER CO.



                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

ATTEST:



By:
       -------------------------------------
       Name:
       Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       U.S. BANK, N.A.
                                       as Trustee

                                       By:
                                           -----------------------------
                                             Name:
                                             Title:

Section 203.      FORM OF REVERSE OF SECURITY.

                                 THE KROGER CO.

             Puttable Reset Securities PURS(SM) due August 16, 2012

                  1.  INDENTURE.

                  (a) This Bond is one of a duly authorized issue of debentures, notes or other evidence of indebtedness of the Company (including the related Guarantees, the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 25, 1999, between the Company, and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture dated June 25, 1999, the Second Supplemental Indenture dated June 25, 1999, the Third Supplemental Indenture dated June 25, 1999, the Fourth Supplemental Indenture dated September 22, 1999, the Fifth Supplemental Indenture dated September 22, 1999, the Sixth Supplemental Indenture dated September 22, 1999, the Seventh Supplemental Indenture dated February 11, 2000, the Eighth Supplemental Indenture dated February 11, 2000, the Ninth Supplemental Indenture dated August 21, 2000, the Tenth Supplemental Indenture dated May 11, 2001, the Eleventh Supplemental Indenture dated May 11, 2001 and the Twelfth Supplemental Indenture dated August 16, 2001 (the "Indenture"), duly executed and delivered by the Company to U.S. Bank, N.A.. f/k/a Firstar Bank, National Association, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

                  (b) The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Bond is one of a series of the Securities designated as the Puttable Reset Securities PURS(SM) due August 16, 2012 of the Company, limited in aggregate principal amount to $250,000,000 (the "Bonds"). The PURS constitute a separate series of Securities under the Indenture.

                  (c) The provisions of this Bond (including those relating to the Call Option and Put Option), together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the holders hereof, the Company and the Trustee with respect to this Bond, provided that, if any provision of this Bond necessarily conflicts with any provision of the Indenture, the provision of this Bond shall be controlling to the fullest extent permitted under the Indenture.

                  (d) Terms used and not defined herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, terms defined herein include the plural as well as the singular and vice-versa, and the words "herein" and "hereof", and words of similar import, refer to this Bond as a whole and not to any particular paragraph or other subdivision.

                  2.  CALL OPTION.

                  (a) Citibank, N.A., which term shall include any successor (the "Call Option Holder"), shall have the right to purchase, on the Reset Date, all of the Bonds outstanding on the Reset Date (in whole and not in part), including this Bond, from the registered holders thereof on the Reset Date (such right, the "Call Option"), at a price equal to 100% of the principal amount of the Bonds purchased (the "Face Value") and subject to the Call Option Holder giving notice of its intention to purchase the outstanding Bonds as described below (a "Call Notice"). Whether or not the Call Option is exercised with respect to the Reset Date, the Company shall remain obligated to pay all accrued and unpaid interest on this Bond, and interest that becomes payable on this Bond on the Reset Date shall be payable to the registered holder of this Bond on the corresponding Interest Payment Record Date, as provided herein and in the Indenture.

                  (b) To exercise the Call Option, the Call Option Holder must give a Call Notice to the registered holder of this Bond no later than the tenth Market Day prior to the Reset Date, in the manner described in paragraph 11 below. Subject to paragraph 5(a) below, in the event a Call Notice is duly given, the registered holder of this Bond on the Reset Date shall be obligated to sell this Bond to the Call Option Holder, and the Call Option Holder shall be obligated to purchase this Bond from such holder, at the Face Value on the Reset Date. Each such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder being deemed to have automatically tendered this Bond for sale to the Call Option Holder on the Reset Date in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. The registered holder's automatic tender of this Bond on the Reset Date shall be subject to receipt of payment of the Face Value of this Bond as provided in paragraph 5(a) below. Notwithstanding any exercise of the Call Option with respect to this Bond, this Bond will remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture. As used herein, "Market Day" means a Business Day other than a day on which dealings in the U.S. Treasury bond market are generally not being conducted.

                  (c) If the Call Option is exercised, this Bond shall be subject to purchase by the Call Option Holder on the Reset Date as provided herein and subject to paragraph 5(a) below. This will be the case for every holder (and every beneficial holder) of the Bonds outstanding on the Reset Date, including any holder that acquires an interest in this Bond after the Call Notice is given or who is otherwise unaware that the Call Notice has been given.

                  3.  PUT OPTION.

                  (a) If the Call Option Holder does not exercise the Call Option, the registered holder of this Bond on the Reset Date shall have the right to require the Company to repurchase this Bond (in whole and not in part) from such holder on the Reset Date (such right, the holder's "Put Option") at a price equal to 100% of the principal amount of this Bond repurchased (the "Put Price"), in the circumstances described in the next paragraph. In the event the Put Option is exercised, the Put Price shall be payable by the Company to the registered holder of this Bond on the Reset Date, whereas the accrued and unpaid interest on this Bond that becomes payable on the Reset Date shall be payable by the Company to the registered holder of this Bond on the corresponding Interest Payment Record Date, as provided herein and in the Indenture. If for any reason payment of the Put Price is not made when due on this Bond, the accrued interest from the Reset Date to the date such payment is made would be payable by the Company as part of the Put Price for this Bond, to the person entitled to receive the Put Price.

                  (b) On the Reset Date, the registered holder of this Bond on the Reset Date shall be deemed to have exercised its Put Option automatically, without any action on its part, for the full principal amount of this Bond held of record by such holder on the Reset Date unless either (x) the Call Option Holder has duly given a Call Notice or (y) if the Call Option Holder does not exercise the Call Option, (i) no later than 10:00 A.M. (Cincinnati, Ohio time) on the seventh Market Day prior to the Reset Date, the registered holder of this Bond at the time gives notice to the Trustee that such holder elects not to sell this Bond to the Company on the Reset Date (a "Hold Notice") and (ii) such notice is effective (an "Effective Hold Notice") under the 10% Requirement (as defined below). A Hold Notice must be given in the manner described in paragraph 11 below. Consequently, with respect to this Bond on the Reset Date, if a Call Notice is not duly given by the Call Option Holder and an Effective Hold Notice is not duly given by the applicable holder as provided above, the Company shall be obligated to repurchase this Bond from the registered holder on the Reset Date, and the registered holder of this Bond on the Reset Date shall be obligated to sell this Bond to the Company, at the Put Price on the Reset Date. Any such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder of this Bond on the Reset Date being deemed (in the absence of an Effective Hold Notice) to have automatically tendered this Bond in whole for sale to the Company on the Reset Date, all in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. Notwithstanding any exercise of the Put Option with respect to this Bond, this Bond shall remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture.

                  (c) Notwithstanding the foregoing, no Hold Notice for this Bond shall be effective unless Hold Notices are duly given with respect to at least 10% of the principal amount of the Bonds outstanding. The provision described in this paragraph is called the "10% Requirement". If a Hold Notice is duly given for this Bond but the 10% Requirement is not satisfied, the Trustee shall give written notice of that fact (a "10% Requirement Notice") to the registered holder of this Bond and the Company not later than the close of business on the seventh Market Day before the Reset Date, in the manner described in paragraph 11 below.

                  (d) Notwithstanding the foregoing, the Put Option shall be deemed to be automatically exercised if the Call Option Holder exercises the Call Option but either (i) a Market Disruption Event or Failed Remarketing occurs, as provided in paragraph 4 below, or (ii) the Call Option Holder fails to pay the Face Value on the Reset Date, as provided in paragraph 5(a) below.

                  4.  INTEREST RATE.

                  During the Floating Rate Period, the Company shall pay interest quarterly in arrears on November 16, 2001, February 16, 2002, May 16, 2002 and August 16, 2002 (each, an "Interest Payment Date"), to the person in whose name this Bond is registered at the close of business on the fifteenth calendar day (prior to the Reset Date, each, an "Interest Payment Record Date"), whether or not it is a Business Day, immediately preceding the Interest Payment Date.

                  During the Floating Rate Period, the interest rate on this Bond will be calculated by the Trustee, and will be equal to LIBOR, as determined below, plus 0.75%. The Trustee will set the interest rate on August 16, 2001 and reset the interest rate on November 16, 2001, February 16, 2002 and May 16, 2002 (each of which, including August 16, 2001, a "Floating Rate Reset Date"). Prior to the Reset Date, interest on this Bond will be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  The second London Business Day preceding each Floating Reset Date is referred to as the "Floating Rate Determination Date" for that Floating Reset Date. "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

                  The interest rate in effect on each date during the Floating Rate Period that is not a Floating Rate Reset Date will be the interest rate determined as of the Floating Rate Determination Date pertaining to the immediately preceding Floating Rate Reset Date. The interest rate in effect on each date during the Floating Rate Period that is a Floating Rate Reset Date will be the interest rate determined as of the Floating Rate Determination Date pertaining to that Floating Rate Reset Date.

                  "LIBOR" will be determined by the Trustee in accordance with the following provisions:

                  (1) With respect to any Floating Rate Determination Date, LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on that Floating Rate Determination Date. If no applicable rate appears on Telerate Page 3750 on that Floating Rate Determination Date, LIBOR, in respect of that Floating Rate Determination Date, will be determined in accordance with the provisions described in (2) below.

                  (2) With respect to a Floating Rate Determination Date on which no rate appears on Telerate Page 3750, as specified in (1) above, the Trustee will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Trustee, to provide it with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Floating Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Floating Rate Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Floating Rate Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on the Floating Rate Determination Date by three major banks in New York City selected by the Trustee for loans in U.S. dollars to leading European banks, having a three month, maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Trustee are not providing quotations in the manner described in this sentence, LIBOR for the interest period commencing on the Floating Rate Reset Date following the Floating Rate Determination Date will be LIBOR in effect on that Floating Rate Determination Date.

                  "Telerate Page 3750" means the display designated as "Page 3750" on Dow Jones Market Service or any successor service, for the purpose of displaying the London interbank offered rates for U.S. dollar deposits.

                  The interest rate on this Bond shall be reset on the Reset Date (or, if the Reset Date is not a Market Day, on the next Market Day following the Reset Date), unless the Company is obligated to purchase this Bond on such date pursuant to the Put Option. After the interest rate has been reset, interest on this Bond will accrue from the Reset Date (even if it is not a Market Day) at the new interest rate. Notwithstanding the foregoing, reset of the interest rate shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described below.

                  Following the Reset Date, the Company shall pay interest semi-annually in arrears on February 16 and August 16, to the person in whose name this Bond is registered at the close of business on February 2 and August 2, respectively (from and after the Reset Date, each, an "Interest Payment Record Date"), whether or not it is a Business Day, immediately preceding the Interest Payment Date. Following the Reset Date interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Subject to its right to terminate the appointment of any such agent, the Company shall take such action as is necessary to ensure that there shall at all relevant times be a qualified financial institution appointed and acting as its agent for the purpose of performing the actions contemplated hereby to be performed by the Calculation Agent (such agent, including any successor agent, the "Calculation Agent"). The Company has initially appointed the Call Option Holder as Calculation Agent. If the interest rate is to be reset on the Reset Date, the Calculation Agent shall effect the reset as set forth below.

                  Between the tenth Market Day prior to the Reset Date and 11:00 A.M., New York City time, on the Calculation Date (as defined below), the Calculation Agent shall select three leading financial institutions (one of which will be Salomon Smith Barney Inc. if Salomon Smith Barney Inc. so requests) that deal actively in the publicly-traded debt securities of the Company in New York City and have agreed to participate as reference dealers in connection with the rest of this Bond (the "Reference Dealers"). If the Call Option Holder has exercised the Call Option and so requests, each Reference Dealer must include in its participation agreement a written commitment (satisfactory to the Call Option Holder) that, if it is selected as the Final Dealer (as defined below), it shall purchase from the Call Option Holder on the Calculation Date for settlement on the Reset Date and at the Final Offer Price (as defined below), its Pro Rata (as defined below) portion of the Bonds that the Call Option Holder purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date. For each Reference Dealer, the Calculation Agent shall request the name of and telephone and facsimile numbers for one individual to represent such Reference Dealer.

                  On the sixth Market Day prior to the Reset Date (the "Calculation Date"), the Calculation Agent shall undertake the following actions to calculate a fixed rate at which interest will accrue on the Bonds from and including the Reset Date to but excluding the Final Maturity (the "Reset Period"). In paragraphs (a) and (b) below, all references to specific hours are references to prevailing Cincinnati, Ohio time, and each notice shall be given telephonically and shall be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action, and the Calculation Agent shall use reasonable efforts to adhere to these times.

                  (a)      At 12:00 P.M., the Calculation Agent shall:

                           (i) determine (or obtain from the Call Option Holder,
                  if the Call Option Holder has exercised the Call Option) the approximate ten-year U.S. Treasury bond yield at or about such time, which shall be expressed as a percentage (the "Designated Treasury Yield") and shall be based on the yield of the most recently issued ten-year U.S. Treasury bond that had an original settlement date on or before August 1, 2002 (the "Designated Treasury Bond");

                           (ii) calculate and provide to the Reference Dealers,
                  on a preliminary basis, a hypothetical price at which the Bonds might be offered for sale to a Reference Dealer on the Reset Date (the "Offer Price"). The Offer Price shall be expressed as a percentage of the principal amount of the Bonds and will equal 100% plus the Margin (as defined below), if the Treasury Rate Difference (as defined below) is positive, or 100% minus the Margin, if the Treasury Rate Difference is negative. The "Margin" means the present value, expressed as a percentage of the principal amount of the Bonds, of the absolute value of the Treasury Rate Difference applied to twenty semi-annual periods (i.e., ten years), discounted at the Designated Treasury Yield divided by two. The "Treasury Rate Difference" means the percentage (which may be positive or negative) equal to (x) 5.036% (the "Initial Treasury Yield") minus (y) the Designated Treasury Yield; and

                           (iii) request each Reference Dealer to provide to the
                  Calculation Agent, when notified of the Final Offer Price as described in paragraph (b) below, a firm bid, expressed as a percentage representing an interest rate spread over the Designated Treasury Yield (the "Spread"), at which such Reference Dealer would be willing to purchase on the Calculation Date for settlement on the Reset Date, at the Final Offer Price, all of the Bonds. Each such firm bid must be given on an "all-in" basis and must remain open for at least 30 minutes after it is given.

                  (b) At 12:30 P.M., the Calculation Agent shall determine (or obtain from the Call Option Holder, if the Call Option Holder has exercised the Call Option) the Designated Treasury Yield on a final basis, and calculate and provide to the Reference Dealers the Offer Price on a final basis (the "Final Offer Price") and request each

Reference Dealer to submit its bid immediately as described in clause (a)(iii) above. If the Calculation Agent receives at least two bids, the following shall occur:

                           (i) the Reference Dealer providing the bid presenting
                  the lowest all-in Spread (the "Final Spread") shall be the "Final Dealer"; provided that if more than one Reference Dealer has provided a bid representing the lowest all-in Spread (a "Qualifying Reference Dealer"), the Calculation Agent will so notify each Qualifying Reference Dealer and each Qualifying Reference Dealer will have the opportunity immediately thereafter to submit a second firm bid in the manner and on the terms specified in clause (a)(iii) above, and the Qualifying Reference Dealer providing the bid representing the lowest all-in Spread will be the Final Dealer and if more than one Qualifying Reference Dealer has provided a bid representing the lowest all-in Spread, each of such Qualifying Reference Dealers will be a Final Dealer (also, each referred to herein as the Final Dealer);

                           (ii) if the Call Option Holder has exercised the Call
                  Option, the Final Dealer shall purchase from the Call Option Holder at the Final Offer Price, for settlement on the Reset Date, its Pro Rata portion of the Bonds that the Call Option Holder purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date (assuming that the interest rate on the Bonds will be reset so as to equal the Adjusted Rate (as defined below) during the Reset Period) (as used herein "Pro Rata" shall mean the amount equal to the aggregate outstanding principal amount of the Bonds that the Call Option Holder purchases pursuant to the Call Option divided by the number of Final Dealers); the Final Dealer shall not be obligated to purchase any Bonds if the Call Option Holder has not exercised the Call Option;

                           (iii) the Calculation Agent shall calculate and
                  provide to the Company the "Adjusted Rate", which shall be the semi-annual, bond-equivalent, fixed interest rate on the Bonds required to produce, during the Reset Period, a semi-annual, bond-equivalent yield on the Bonds that equals the sum of the Final Spread plus the final Designated Treasury Yield, assuming that the Bonds are purchased on the Reset Date at the Final Offer Price; and

                           (iv) the interest rate on the Bonds shall be adjusted
                  so as to equal the Adjusted Rate, effective from and including the Reset Date to but excluding the Final Maturity. If the Call Option Holder has not exercised the Call Option and an Effective Hold Notice is given for this Bond, the Company shall promptly give written notice of the Adjusted Rate to the registered holder.

All determinations regarding the Designated Treasury Yield and the Designated Treasury Bond as described in clause (a)(i) and the first sentence of paragraph
(b) above shall be made by the Call Option Holder if another party is acting as the Calculation Agent, unless the Call Option Holder has elected not to exercise the Call Option, in which case such determinations will be made as necessary by the Calculation Agent.

                  If the Calculation Agent determines that, on the Calculation Date, (x) a Market Disruption Event (as defined below) has occurred or is continuing or (y) fewer than two Reference Dealers have provided firm bids in a timely manner pursuant to participation agreements satisfactory to the Call Option Holder substantially as described above (a "Failed Remarketing"), the steps contemplated above shall be taken on the next Market Day on which the Calculation Agent determines that no Market Disruption Event has occurred or is continuing and at least two Reference Dealers have provided bids pursuant to participation agreements satisfactory to the Call Option Holder substantially as described above. If the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the Calculation Date, then the Call Option Holder shall be deemed not to have exercised the Call Option and the Company shall repurchase this Bond on the Reset Date at the Put Price from the registered holder hereof on the Reset Date, all as if the Put Option on this Bond had been exercised, and the Company shall pay to the Call Option Holder, an amount equal to the Margin, if the Treasury Rate Difference is positive. For purposes of calculating the amount that the Company will pay to the Call Option Holder, the Calculation Agent will redetermine the Designated Treasury Yield, the Treasury Rate Difference and the Margin at 3:00 p.m., New York City time on such fourth Market Day. In these circumstances, the registered holder may not continue to hold this Bond by giving an Effective Hold Notice. The Calculation Agent shall notify the Company of such determination promptly after the close of business on such fourth Market Day. The Company shall give notice to the registered holder that this Bond will be repurchased by the Company at the Put Price, from the registered holder on the Reset Date, such notice to be given no later than the second Market Day prior to the Reset Date in the manner described below.

                  Notwithstanding the foregoing, if at any time the Call Option Holder is not acting as Calculation Agent, then the determinations and notice to the Company described in the preceding paragraph shall be made and given by the Call Option Holder, unless the Call Option Holder does not exercise the Call Option, in which case such determinations and notice will be made and given by the Calculation Agent.

                  "Market Disruption Event" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange;
(ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.

                  All determinations regarding Market Disruption Events and Failed Remarketings, including whether or not any such event has occurred or is continuing, shall be made by the Calculation Agent (or the Call Option Holder, if applicable as provided above) in its sole discretion.

                  All percentages resulting from any calculation with respect to the Bonds will be rounded to the nearest one hundred-thousandth of a percentage point, and all U.S. dollar amounts will be rounded to the nearest cent (with one-half cent being rounded upwards).

                  All determinations made by the Calculation Agent (or the Call Option Holder) regarding the matters described herein shall be final, conclusive and binding on all concerned absent manifest error. To the extent permitted by law, no determination made by the Calculation Agent (or the Call Option Holder) regarding the matters described herein shall give rise to any liability on the part of the Calculation Agent, the Call Option Holder, the Trustee or the Company.

                  5.  SETTLEMENT ON EXERCISES OF CALL OPTION OR PUT OPTION.

                  For as long (but only for as long) as this Bond or any portion hereof is issued in the form of a Global Security, the provisions of paragraphs 5(a) through 5(d) below, inclusive, shall apply with respect to this Bond or such portion, as the case may be.

                  (a) If the Call Option is exercised, then, on the Reset Date, all beneficial interests in this Bond held by or through Agent Members (as defined below) shall be transferred to a Depositary account designated by the Call Option Holder. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. The Call Option Holder shall be obligated to make payment of the Face Value of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. In all cases, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date.

                  If the Call Option Holder fails to pay the Face Value of this Bond on the Reset Date, the Call Option shall be deemed not to have been exercised and the Put Option shall be deemed to have been exercised on this Bond. In these circumstances, the registered holder on the Reset Date may not continue to hold this Bond by giving an Effective Hold Notice, and the Company will be obligated to pay, not later than two Business Days following the Reset Date, the Put Price for this Bond (including accrued interest from the Reset Date to but excluding the date payment is made), with settlement otherwise occurring as described in paragraph 5(b).

                  As used herein, (i) "Agent Member" means, at any time, any person who is a member of, or participant in, the Depositary at such time and
(ii) "Applicable Procedures" means, with respect to any payment, transfer or other transaction to be effected with respect to a Global Security, through the facilities of the Depositary at any time, the policies and procedures of the Depositary applicable to such transaction, as in effect at such time.

                  (b) If the Put Option is exercised as to this Bond, then, on the Reset Date, all beneficial interests in this Bond held by or through Agent Members shall be transferred to a Depositary account designated by the Company. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. The Company shall be obligated to make payment of the Put Price of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. If the Company fails to pay the Put Price for this Bond on the Reset Date, accrued interest at the then applicable rate from the Reset Date to the date the payment is made shall be payable as part of such Put Price, in the same manner and for credit to the same accounts as such Put Price. Whether or not purchased pursuant to the Put Option, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date as provided herein and in the Indenture.

                  (c) The transactions described in paragraphs 5(a) and 5(b) above shall be executed on the Reset Date through the facilities of the Depositary in accordance with its Applicable Procedures, and the accounts of the respective Agent Members shall be debited and credited and beneficial interests in this Bond shall be delivered by book entry as necessary to effect the purchases and sales provided for above. Unless the Depositary's Applicable Procedures require otherwise, such transactions shall settle, and all other payments in respect of the Bonds shall be made, in immediately available funds through DTC's Same-Day Funds Settlement System. Notwithstanding any provision hereof or of the Indenture, neither the Company, the Trustee, the Call Option Holder, nor any agent of any such person, shall have any responsibility with respect to the Applicable Procedures or for any payments, transfers or other transactions, or any notices or other communications, among the Depositary, its Agent Members, any other direct or indirect participants therein and any beneficial owners of a Global Security. For all purposes of this Bond and the Indenture, any payment or notice to be made or given with respect to this Bond by the Company or the Call Option Holder shall be deemed made or given when made or given to the Depositary or its nominee, in accordance with its Applicable Procedures.

                  (d) The settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above may be modified, notwithstanding any contrary terms of the Bonds or the Indenture, to the extent required by the Depositary. In addition, notwithstanding any contrary terms of the Bonds or the Indenture, the Company may modify the settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above in order to facilitate the settlement process.

                  (e) If any Bonds are issued in non-book-entry form, the Company shall modify the provisions of paragraphs 5(a) through 5(d) above, inclusive, so as to ensure that the Reset Date settlements of transactions in such Bonds are effected in as comparable a manner as practical, provided that such modified procedures shall not adversely affect the interests of the holders of the outstanding Bonds in any material respect.

                  6.  OPTIONAL REDEMPTION.

                  The Bonds will be redeemable, in whole or in part, at the option of the Company at any time after the Reset Date at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Bonds or portions thereof called for redemption.

                  7.  DEFEASANCE AND COVENANT DEFEASANCE.

                  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Bond or (ii) certain restrictive covenants and Events of Default with respect to this Bond in each case upon compliance with certain conditions set forth therein.

                  8.  DEFAULT, WAIVER, AMENDMENT AND ENFORCEMENT.
                      ------------------------------------------

                  (a) For all purposes of this Bond and the Indenture, any amount payable by the Company in respect of the Put Price of this or any other Bond (including any such amount payable by the Company because the Call Option Holder fails to pay the Face Value of any Bond after its exercise of the Call Option as to this Bond) shall be deemed to be an amount payable by the Company in respect of the principal of such Bond at its maturity, and any default by the Company in paying such amount shall be deemed to be a default in the payment of such principal at maturity. No failure by the Call Option Holder to purchase any Bond pursuant to the Call Option shall be deemed to be a default under this Bond or the Indenture for any purpose.

                  (b) As provided in and subject to the provisions of the Indenture, no holder of this Bond shall have the right to institute any suit, action or proceeding with respect to the Indenture, or for appointment of any receiver or trustee or for any other remedy thereunder, unless an Event of Default with respect to the Bonds shall have occurred and be continuing and such holder previously shall have given the Trustee written notice of default and the continuance thereof, the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee reasonable indemnity and the Trustee, for 60 days after the receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute the same and shall not have received any direction inconsistent therewith from the holders of a majority in aggregate principal amount of all affected Securities then outstanding; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Bond on or after the respective due dates expressed herein.

                  (c) No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal or Put Price of and interest on this Bond at the times, place, and rate, and in the coin or currency herein prescribed.

                  (d) Any consent, waiver or other action by the registered holder of this Bond provided pursuant to this Bond or the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Bond and of any Bond issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Bond or such other Bond.

                  9.  FORM AND DENOMINATION; GLOBAL SECURITIES.

                  (a) The Bonds are issuable as fully registered Bonds without coupons in the denominations of $1,000 and any whole multiple of $1,000. At the corporate trust office of the Trustee referred to on the face hereof, and in the manner and subject to the limitations provided herein and in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.

                  (b) The transfer of this Bond is registrable by the registered holder hereof in person or by his attorney, duly authorized in writing, on the books of the Company at the office or agency of the Company referred to on the face hereof, subject to the terms of this Bond and the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto, and upon surrender and cancellation of this Bond upon any such transfer, a new Bond or Bonds of authorized denomination or denominations, for the same aggregate principal amount, shall be issued to the transferee in exchange herefor.

                  (c) The Bond evidenced by this certificate has been issued in the form of a Global Security and, for as long as this Bond shall be issued in such form, the provisions of paragraphs (c)(i) through (c)(iv), inclusive, below shall apply to this Bond.

                           (i) Notwithstanding any other provision of this Bond
                  or the Indenture, this Global Security may not be exchanged in whole or in part for Bonds registered, and no transfer of this Global Security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof unless (A) the Depositary has notified the Company that (1) it is unwilling or unable to continue as Depositary or (2) has ceased to be a clearing agency registered under the Exchange Act or (B) there shall have occurred and be continuing an Event of Default with respect to the Bonds, or except as the Company may request in order to facilitate the purchase of this Bond or any portion hereof by the Call Option Holder pursuant to the Call Option or by the Company pursuant to the Put Option (provided that, after consummation of any such purchase pursuant to the Call Option, the Bond or portion so purchased may be reissued in the form of a Global Security in accordance with the Applicable Procedures).

                           (ii) Subject to paragraph (c)(i) above, any exchange
                  of this Global Security for other Bonds may be made in whole or in part, and all Bonds issued in exchange for this Global Security or any portion hereof shall be registered in such names and delivered to such persons as the Depositary shall direct.

                           (iii) Every Bond authenticated and delivered upon
                  registration of transfer of, or in exchange for or in lieu of, this Global Security or any portion hereof shall be issued and authenticated in the form of, and shall be, a Global Security, shall bear such legend as the Depositary may require and shall be delivered to the Depositary or a nominee thereof or custodian therefor, unless such Bond is registered in the name of a person other than the Depositary or a nominee thereof.

                           (iv) As used herein, (A) "Global Security" means a
                  Bond that evidences all or any portion of the Bonds and is registered in the name of the Depositary (or its nominee), (B) "Depositary" means a clearing agency registered under the Exchange Act and designated by the Company to act as Depositary for the Bonds issued in book-entry form, and (C) "Exchange Act" means the Securities Exchange Act of 1934 (or any successor provision) as amended from time to time.

                  10. HOLDER.

                  The Company, the Trustee and the Call Option Holder (and any agent of any such person) may treat the person in whose name this Bond shall be registered as of the date of determination upon the books of the Company kept for such purpose pursuant to the Indenture as the sole and absolute owner and holder of this Bond (whether or not this Bond shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, including the making of any payment in respect hereof, any exercise of the Call Option or the Put Option and consummation of any sale and purchase hereof pursuant thereto, the giving of any Call Notice, Hold Notice or other notice with respect hereto, and the giving of any consent or taking of any other action with respect hereto, and neither the Company nor the Trustee or the Call Option Holder or any such agent shall be affected by any notice to the contrary.

                  11. NOTICES.

                  For as long as this Bond (or any portion hereof) is issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and any other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder when given to the Depositary, or its nominee, in accordance with its Applicable Procedures.

                  If at any time this Bond (or any portion hereof) is not issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and any other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder upon the mailing of such notice to the registered holder at such holder's address as it appears on the books of the Company maintained for such purpose pursuant to the Indenture as of the close of business preceding the day such notice is given.

                  Neither the failure to give any notice nor any defect in any notice given to the holder of this Bond or any other Bond shall affect the sufficiency of any notice given to another holder of any Bonds.

                  With respect to this Bond, whether or not issued in the form of a Global Security, Hold Notices may be given by the registered holder hereof to the Trustee only by facsimile transmission or by mail and must actually be received by the Trustee at the following address no later than 10:00 A.M., New York City time, on the seventh Market Day prior to the Reset Date:

                          U.S Bank, N.A.
                          425 Walnut Street, P.O. Box 1118
                          Cincinnati, Ohio 45201-1118
                          Attention:  Corporate Trust Administration
                          Facsimile no.: (513) 632-5511

Hold Notices may be given with respect to this Bond only by the registered holder hereof.

                  12. NO RECOURSE.

                  No recourse shall be had for the payment of the principal of, or the interest on, this Bond or of the Face Value upon any exercise of the Call Option or of the Put Price upon any exercise of the Put Option, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  13. PROVISIONS RELATING TO THE CALL OPTION HOLDER.

                  Insofar as the provisions of this Bond purport to provide rights to the Call Option Holder against any holder of this Bond, such rights (including such rights to purchase this Bond pursuant to the Call Option) shall be rights of the Company and shall be enforceable by the Company against such holder. Each holder of this Bond shall hold this Bond (and by holding the same shall be deemed to have agreed to do so) subject to the foregoing. Without limiting the foregoing, the Call Option Holder may take any action under this Bond (including giving any notice, making any determination and effecting any settlement pursuant to paragraphs 2, 4 and 5 hereof) that the provisions of this Bond contemplate may be taken by the Call Option Holder.

                  Pursuant to section 6 of the Calculation Agency Agreement, dated as of August 16, 2001, the Call Option Holder has agreed with the Company, for the benefit of the applicable holder of this Bond from time to time, that, if the Call Option Holder exercises the Call Option, the Call Option Holder will purchase this Bond from the registered holder hereof on the Reset Date, upon the terms and subject to the conditions set forth herein. Except as may be expressly provided in section 6 of such agreement, no holder of this Bond shall have any right, remedy or claim against the Call Option Holder under this Bond, the Indenture or such agreement.

                  No provision of this Bond shall be invalid or unenforceable by reason of any reference herein to the Call Option Holder. In addition, no provision of this paragraph shall be construed to impair or otherwise affect any rights that the Call Option Holder may have at any time as a holder of any Securities.

                  14. GOVERNING LAW.

                  As provided in the Indenture, this Bond shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

Section 204.      FORM OF GUARANTEE.
                  The form of Guarantee shall be set forth on the Securities substantially as follows:

                                    GUARANTEE

         For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Five of the Twelfth Supplemental Indenture to the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:


Attest:
                                     Each of the Guarantors Listed on Schedule I
                                     hereto, as Guarantor of the Securities
---------------------------------
Assistant Secretary/Secretary        By:
                                        ---------------------------------------
                                        Name:
                                        Title:


Attest:                              RJD ASSURANCE, INC.,
                                     as Guarantor of the Securities
                                     VINE COURT ASSURANCE INCORPORATED,
                                     as Guarantor of the Securities
---------------------------------
Treasurer
                                     By:
                                        ---------------------------------------
                                        Name:  Bruce M. Gack
                                        Title: Senior Vice President/Vice
                                               President


                                     RICHIE'S INC., as Guarantor of the
                                     Securities

                                     By:
                                        ---------------------------------------
                                        Name:  Keith C. Larson
                                        Title: Vice President and Secretary

                                     ROCKET NEWCO, INC.,
                                     as Guarantor of the Securities
                                     HENPIL, INC.,
                                     as Guarantor of the Securities

                                     By:
                                        ---------------------------------------
                                        Name:  Steven McMillan
                                        Title: Vice President and Secretary

         This is one of the Guarantees referred to in the within-mentioned Indenture.

Attest:                              U.S. BANK, N.A.
                                     as Trustee

                                     By:
---------------------------------       ---------------------------------------
Assistant Secretary                     Name:
                                        Title:

                                   SCHEDULE I

                                   Guarantors

Name of Guarantor                                                        State of Organization
-----------------                                                        ---------------------
Alpha Beta Company                                                       California
Bay Area Warehouse Stores, Inc.                                          California
Bell Markets, Inc.                                                       California
Cala Co.                                                                 Delaware
Cala Foods, Inc.                                                         California
CB&S Advertising Agency, Inc.                                            Oregon
Crawford Stores, Inc.                                                    California
Dillon Companies, Inc.                                                   Kansas
Dillon Real Estate Co., Inc.                                             Kansas
Distribution Trucking Company                                            Oregon
Drugs Distributors, Inc.                                                 Indiana
FM Holding Corporation                                                   Delaware
FM, Inc.                                                                 Utah
Food 4 Less GM, Inc.                                                     California
Food 4 Less Holdings, Inc.                                               Delaware
Food 4 Less Merchandising, Inc.                                          California
Food 4 Less of California, Inc.                                          California
Food 4 Less of Southern California, Inc.                                 Delaware
Fred Meyer, Inc.                                                         Delaware
Fred Meyer Jewelers, Inc.                                                California
Fred Meyer of Alaska, Inc.                                               Alaska
Fred Meyer of California, Inc.                                           California
Fred Meyer Stores, Inc.                                                  Delaware
Grand Central, Inc.                                                      Utah
Hughes Markets, Inc.                                                     California
Hughes Realty, Inc.                                                      California
Inter-American Foods, Inc.                                               Ohio
JH Properties, Inc.                                                      Washington
Junior Food Stores of West Florida, Inc.                                 Florida
J.V. Distributing, Inc.                                                  Michigan
KRGP Inc.                                                                Ohio
KRLP Inc.                                                                Ohio
Kroger Dedicated Logistics Co.                                           Ohio
Kroger Limited Partnership I                                             Ohio (limited partnership)
Kroger Limited Partnership II                                            Ohio (limited partnership)
Kroger Texas L.P.                                                        Ohio (limited partnership)
KU Acquisition Corporation                                               Washington
Kwik Shop, Inc.                                                          Kansas
Mini Mart, Inc.                                                          Wyoming
Peyton's-Southeastern, Inc.                                              Tennessee

Name of Guarantor                                                        State of Organization
-----------------                                                        ---------------------
QFC Sub, Inc.                                                            Washington
Quality Food Centers, Inc.                                               Washington
Quality Food Holdings, Inc.                                              Delaware
Quality Food, Inc.                                                       Delaware
Quik Stop Markets, Inc.                                                  California
Ralphs Grocery Company                                                   Delaware
Roundup Co.                                                              Washington
Second Story, Inc.                                                       Washington
Smith's Beverage of Wyoming, Inc.                                        Wyoming
Smith's Food & Drug Centers, Inc.                                        Delaware
The Kroger Co. of Michigan                                               Michigan
THGP Co., Inc.                                                           Pennsylvania
THLP Co., Inc.                                                           Pennsylvania
Topvalco, Inc.                                                           Ohio
Turkey Hill, L.P.                                                        Pennsylvania (limited partnership)
Wells Aircraft, Inc.                                                     Kansas

                                  ARTICLE THREE

                            THE SERIES OF SECURITIES

Section 301.      TITLE AND TERMS.

                  There shall be a series of Securities designated as the "Puttable Reset Securities PURS(SM) due August 16, 2012" of the Company. Their Stated Maturity shall be August 16, 2012, and they shall bear interest as set forth on the reverse side of the Security.

                  Certain terms of the Securities are set forth on the face and the reverse of the Security.

                  The Securities of this series are not subject to a sinking fund and the provisions of Section 501(3) and Article Twelve of the Indenture shall not be applicable to the Securities of this series.

                  The Securities of this series are subject to defeasance at the option of the Company as provided in this Twelfth Supplemental Indenture.


                                  ARTICLE FOUR

                  MODIFICATIONS AND ADDITIONS TO THE INDENTURE

Section 401.      MODIFICATIONS TO THE CONSOLIDATION, MERGER,
                  CONVEYANCE, TRANSFER OR LEASE PROVISIONS.


                  With respect to the Securities of this series, each of Sections 801 and 802 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

                  "Section 801. Covenant Not to Merge, Consolidate, Sell or Convey PROPERTY EXCEPT UNDER CERTAIN CONDITIONS.

                  The Company covenants that it will not merge with or into or consolidate with any corporation, partnership, or other entity or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing corporation, or the successor entity or the Person which acquires by sale, lease or conveyance all or substantially all the assets of the Company (if other than the Company) shall be a corporation or partnership organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all obligations of the Company under this Indenture and the Securities of the series created by the Twelfth Supplemental Indenture, including the due and punctual payment of the principal of and interest on all the Securities of the series created by the Twelfth Supplemental Indenture according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity, and (ii) the Company, such person or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition and, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                  Section 802. SUCCESSOR SUBSTITUTED

                  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, lease or conveyance of all or substantially all of the assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities."


Section 402.      OTHER MODIFICATIONS.

                  With respect to the Securities of this series, the Indenture shall be modified as follows:

                  (a) The eighth paragraph of Section 305 of the Indenture shall be modified by inserting ", and a successor Depositary is not appointed by the Company within 90 days" at the end of clause
                  (i) in such paragraph; and

                  (b) Section 401 of the Indenture shall be modified by adding to the end of such Section the following paragraph:

                  "For the purpose of this Section 401, trust funds may consist of (A) money in an amount, or (B) U.S. Government Obligations (as defined in Section 1304) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
                  (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series."

Section 403.      ADDITIONAL COVENANTS; DEFEASANCE AND COVENANT DEFEASANCE.
                  --------------------------------------------------------


                  (a) With respect to the Securities of this series, the following provisions shall be added as Sections 1009 and 1010 and as Article Thirteen (Section references contained in these additional provisions are to the Indenture as supplemented by this Twelfth Supplemental Indenture):

                  "Section 1009.  LIMITATIONS ON LIENS.

                  After the date hereof and so long as any Securities of the series created by the Twelfth Supplemental Indenture are Outstanding, the Company will not issue, assume or guarantee, and will not permit any Restricted Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing) (each being hereinafter referred to as a "lien" or "liens") of or upon any Operating Property or Operating Asset, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary without effectively providing that the Securities of the series created by the Twelfth Supplemental Indenture (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Securities) shall be equally and ratably secured by a lien on such assets ranking ratably with and equal to (or at the Company's option prior to) such secured Indebtedness; provided that the foregoing restriction shall not apply to:

(a) liens on any property or assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

(b) liens on any property or assets (including stock) existing at the time of acquisition of such property or assets by the Company or a Restricted Subsidiary, or liens to secure the payment of all or any part of the purchase price of such property or assets (including stock) upon the acquisition of such property or assets by the Company or a Restricted Subsidiary or to secure any indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such property or, in the case of real property, construction or improvements thereon or attaching to property substituted by the Company to obtain the release of a lien on other property of the Company on which a lien then exists, which indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within 18 months after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)); provided that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other property or assets theretofore owned by the Company or a Restricted Subsidiary;

(c) liens on any property or assets to secure Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(d) liens on any property or assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

(e) liens on any property or assets of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

 (f) liens existing on properties or assets of the Company or any Restricted Subsidiary existing on the date hereof; provided that such liens secure only those obligations which they secure on the date hereof or any extension, renewal or replacement thereof;

 (g) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) through (f), inclusive; provided that such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

 (h) liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehouseman's, vendors', or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens;

(i) pledges, liens or deposits under worker's compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(j) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted

                  Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 30 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

(k) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted Subsidiary or the ownership of the property or assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Company, materially impair the use of such property or assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such property or assets for the purposes of such business; or

 (l) liens not permitted by clauses (a) through (k) above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by all such liens not so permitted by clauses (a) through (k) above together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) of Section 1010 does not exceed 10% of Consolidated Net Tangible Assets.

                  Section 1010. LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.

                  After the date hereof and so long as any Securities of the series created by the Twelfth Supplemental Indenture are Outstanding, the Company agrees that it will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Operating Property or Operating Asset (other than any such arrangement involving a lease for a term, including renewal rights, for not more than 3 years and leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), whereby such Operating Property or Operating Asset has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person (herein referred to as a "Sale and Lease-Back Transaction"), unless:

 (a) the Company or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back transaction, be entitled to incur Indebtedness secured by a lien on the Operating Property or Operating Asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Securities of the series created by the Twelfth Supplemental Indenture pursuant to Section 1009; or

(b) the proceeds of the sale of the Operating Property or Operating Asset to be leased are at least equal to the fair market value of such Operating Property or Operating Asset (as determined by the chief financial officer or chief accounting officer of the Company) and an amount in cash equal to the net proceeds from the sale of the Operating Property or Operating Asset so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of Operating Property, the construction) of Operating Property or Operating Assets or to the retirement, repurchase, redemption or repayment (other than at maturity or pursuant to a mandatory sinking fund or redemption provision and other than Indebtedness owned by the Company or any Restricted Subsidiary) of Securities of the series created by the Twelfth Supplemental Indenture or of Funded Indebtedness of the Company ranking on a parity with or senior to the Securities of the series created by the Twelfth Supplemental Indenture, or in the case of a Sale and Lease-Back Transaction by a Restricted Subsidiary, of Funded Indebtedness of such Restricted Subsidiary; provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired.

 The foregoing restriction shall not apply to, in the case of any Operating
                  Property or Operating Asset acquired or constructed subsequent to the date eighteen months prior to the date of this Indenture, any Sale and Lease-Back Transaction with respect to such Operating Asset or Operating Property (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into with respect to such Sale and Lease-Back Transaction within 18 months after the later of the acquisition of the Operating Property or Operating Asset or the completion of improvements or construction thereon or commencement of full operations at such Operating Property (which in the case of a retail store is the opening of the store for business to the public).

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                  Section 1301. COMPANY'S OPTION TO EFFECT DEFEASANCE OR
                                COVENANT DEFEASANCE.

                  The Company may at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Securities of this series upon compliance with the conditions set forth below in this Article Thirteen.

                  Section 1302.  DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of the series created by the Twelfth Supplemental Indenture on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of this series and to have satisfied all its other obligations under such Securities of this series and this Indenture insofar as such Securities of this series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of this series to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such securities when such payments are due, (B) the Company's obligations with respect to such Securities of this series under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303.

                  Section 1303.  COVENANT DEFEASANCE.

                  Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be released from its obligations under Section 501(4) (in respect of the covenants in Sections 1008 through 1010), Section 801 and Sections 1008 through 1010, [the Securities of this series and the Holders of Securities of this series,] on and after the date the conditions set forth below are satisfied (hereinafter, "covenant Defeasance"). For this purpose, such covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities of this series shall be unaffected thereby.

                  Section 1304. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to application of either
         Section 1302 or Section 1303 to the Outstanding Securities of this series:

                           (1) The Company shall irrevocably have deposited or
                  caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities of this series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                           (2) No Event of Default or event which with notice or
                  lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(6) and (7) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                           (3) Such Defeasance or covenant Defeasance shall not
                  cause the Trustee to have a conflicting interest as defined in
                  Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                           (4) Such Defeasance or covenant Defeasance shall not
                  result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                           (5) The Company shall have delivered to the Trustee
                  an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 1302 or the covenant Defeasance under Section 1303 (as the case may be) have been complied with.

                           (6) In the case of an election under Section 1302,
                  the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Twelfth Supplemental

                  Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of this series will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance or covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or covenant Defeasance had not occurred.

                  Section 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Securities of this series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of this series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of this series, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of this series.

                  Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or covenant Defeasance.

                  Section 1306.  REINSTATEMENT.

                  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of this series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
         Section 1302 or 1303; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security of this series following the reinstatement of its obligations, the Company shall be subjugated to the rights of the Holders of such Securities of this series to receive such payment from the money held by the Trustee or the Paying Agent."


Section 404.      REDEMPTION OF SECURITIES.
                  With respect to Securities of this series, Section 1101 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

                  "Section 1101. OPTIONAL REDEMPTION.

                  The Securities will be redeemable, in whole or in part, at the option of the Company at any time after the Reset Date at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points plus, in each case, accrued interest thereon to the date of redemption."



                                  ARTICLE FIVE

                                    GUARANTEE

Section 501.      GUARANTEE.
                  Each Guarantor hereby jointly and severally fully and unconditionally guarantees (each a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders of or the Trustee under the Indenture or the Securities hereunder (including fees, expenses or others) (collectively, the "Obligations") will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities; and (b) in case of any extension of time of payment or renewal of any Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. If the Company shall fail to pay when due, or to perform, any Obligations, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

                  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Obligations may be accelerated as provided in Article Five of the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and (b) in the event of any acceleration of such Obligations as provided in Article Five of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its Guarantee.


Section 502.      WAIVER OF DEMAND.
                  To the fullest extent permitted by applicable law, each of the Guarantors waives presentment to, demand of payment from and protest of any of the Obligations, and also waives notice of acceptance of its Guarantee and notice of protest for nonpayment.

Section 503.      GUARANTEE OF PAYMENT.
                  Each of the Guarantors further agrees that its Guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Obligations.


Section 504.      NO DISCHARGE OR DIMINISHMENT OF GUARANTEE.
                  Subject to Section 510 of this Twelfth Supplemental Indenture, the obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).


Section 505.      DEFENSES OF COMPANY WAIVED.
                  To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final and indefeasible payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.


Section 506.      CONTINUED EFFECTIVENESS.
                  Subject to Section 510 of this Twelfth Supplemental Indenture, each of the Guarantors further agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company.

Section 507.      SUBROGATION.
                  In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a "creditor" of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be PRO RATA to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Twelfth Supplemental Indenture shall be indefeasibly paid in full, the Trustee will, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.


Section 508.      INFORMATION.
                  Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.


Section 509.      SUBORDINATION.
                  Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations to the Trustee; PROVIDED, HOWEVER, that any right of subrogation that such Guarantor may have pursuant to this Twelfth Supplemental Indenture is subject to Section 507 hereof.

Section 510.      TERMINATION.
                  A Guarantor shall, upon the occurrence of either of the following events, be automatically and unconditionally released and discharged from all obligations under this Twelfth Supplemental Indenture and its Guarantee without any action required on the part of the Trustee or any Holder if such release and discharge will not result in any downgrade in the rating given to the Securities by Moody's Investors Service and Standard and Poor's Rating
Services:

                  (a) upon any sale, exchange, transfer or other disposition (by merger or otherwise) of all of the Capital Stock of a Guarantor or all, or substantially all, of the assets of such Guarantor, which sale or other disposition is otherwise in compliance with the terms of the Indenture; provided, however, that such Guarantor shall not be released and discharged from its obligations under this Twelfth Supplemental Indenture and its Guarantee if, upon consummation of such sale, exchange, transfer or other disposition (by merger or otherwise), such Guarantor remains or becomes a Guarantor under any Credit Facility; or

                  (b) at the request of the Company, at any time that none of the Credit Facilities are guaranteed by any Subsidiary of the Company.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of the principal of, premium, if any, and interest on the Notes provided in this Twelfth Supplemental Indenture and its Guarantee.


Section 511.      GUARANTEES OF OTHER INDEBTEDNESS.
                  As long as the Securities are guaranteed by the Guarantors, the Company will cause each of its Subsidiaries that becomes a Guarantor in respect of (i) any Indebtedness of the Company which is outstanding on the date hereof and (ii) any Indebtedness incurred by the Company after the date hereof (other than in respect of asset-backed securities), to include in any guarantee given by any such Guarantor, provisions similar to those set forth in Section 510 hereof.


Section 512.      ADDITIONAL GUARANTORS.
                  The Company will cause each of its Subsidiaries that becomes a Guarantor in respect of any Indebtedness of the Company following the date hereof to execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Twelfth Supplemental Indenture, if it has not already done so or unless the Guarantor is prohibited from doing so by applicable law or a provision of a contract to which it is a party or by which it is bound.


Section 513.      LIMITATION OF GUARANTOR'S LIABILITY.
                  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal of state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Twelth Supplemental Indenture and its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under this Twelfth Supplemental Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.


Section 514.      CONTRIBUTION FROM OTHER GUARANTORS.
                  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof.


Section 515.      NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.
                  Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.


Section 516.      DEALING WITH THE COMPANY AND OTHERS.
                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

                  (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                  (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral from the Company;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the Obligations;

                  (d) accept compromises or arrangements from the Company;

                  (e) apply all monies at any time received from the Company or from any security to such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.


Section 517.      EXECUTION AND DELIVERY OF THE GUARANTEE.
                  (a) To further evidence the Guarantee set forth in this Article Five, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of each Guarantor. The corporate seal of a Guarantor may be reproduced on the executed Guarantee and the execution thereof may be attested to by any appropriate officer of the Guarantor, but neither such reproduction nor such attestation is or shall be required.

                  (b) Each of the Guarantors hereby agrees that its Guarantee set forth in this Article Five shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                  (c) If an officer of a Guarantor whose signature is on this Twelfth Supplemental Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates such Guarantee or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

                   (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Twelfth Supplemental Indenture on behalf of each Guarantor.

                                   ARTICLE SIX

                                                   MISCELLANEOUS

Section 601.      MISCELLANEOUS.

                  (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Twelfth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Twelfth Supplemental Indenture.

                  (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture.

                  (c) All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

                  (d) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Twelfth Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

                  (e) All covenants and agreements in this Twelfth Supplemental Indenture by the Company or the Trustee and each Guarantor shall bind its respective successors and assigns, whether so expressed or not.

                  (f) In case any provisions in this Twelfth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (g) Nothing in this Twelfth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  (h) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Twelfth Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Twelfth Supplemental Indenture as so modified or excluded, as the case may be.

                  (i) This Twelfth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  (j) All amendments to the Indenture made hereby shall have effect only with respect to the series of Securities created hereby.

                  (k) All provisions of this Twelfth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Twelfth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                           THE KROGER CO.
                                  Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Securities

                                  By:
------------------------------       ------------------------------------------
Assistant Secretary/Secretary        Name:  Paul W. Heldman
                                     Title: Senior Vice President/Vice President

Attest:                           RJD ASSURANCE, INC., as Guarantor of the
                                  Securities VINE COURT ASSURANCE INCORPORATED,
                                  as Guarantor of the Securities
------------------------------
 Treasurer                        By:
                                     ------------------------------------------
                                     Name:  Bruce M. Gack
                                     Title: Senior Vice President/ Vice
                                            President

                                  RICHIE'S INC., as Guarantor of the Securities

                                  By:
                                     ------------------------------------------
                                     Name:  Keith C. Larson
                                     Title: Vice President and Secretary

                                  ROCKET NEWCO, INC.
                                  as Guarantor of the Securities
                                  HENPIL, INC.,
                                  as Guarantor of the Securities

                                  By:
                                     ------------------------------------------
                                     Name:  Steven McMillan
                                     Title: Vice President and Secretary

Attest:                           U.S. BANK, N.A.,
                                  as Trustee

                                  By:
------------------------------       ------------------------------------------
Assistant Secretary                  Name:
                                     Title:

                                   SCHEDULE I

                                   Guarantors


Name of Guarantor                                                        State of Organization
-----------------                                                        ---------------------
Alpha Beta Company                                                       California
Bay Area Warehouse Stores, Inc.                                          California
Bell Markets, Inc.                                                       California
Cala Co.                                                                 Delaware
Cala Foods, Inc.                                                         California
CB&S Advertising Agency, Inc.                                            Oregon
Crawford Stores, Inc.                                                    California
Dillon Companies, Inc.                                                   Kansas
Dillon Real Estate Co., Inc.                                             Kansas
Distribution Trucking Company                                            Oregon
Drugs Distributors, Inc.                                                 Indiana
FM Holding Corporation                                                   Delaware
FM, Inc.                                                                 Utah
Food 4 Less GM, Inc.                                                     California
Food 4 Less Holdings, Inc.                                               Delaware
Food 4 Less Merchandising, Inc.                                          California
Food 4 Less of California, Inc.                                          California
Food 4 Less of Southern California, Inc.                                 Delaware
Fred Meyer, Inc.                                                         Delaware
Fred Meyer Jewelers, Inc.                                                California
Fred Meyer of Alaska, Inc.                                               Alaska
Fred Meyer of California, Inc.                                           California
Fred Meyer Stores, Inc.                                                  Delaware
Grand Central, Inc.                                                      Utah
Hughes Markets, Inc.                                                     California
Hughes Realty, Inc.                                                      California
Inter-American Foods, Inc.                                               Ohio
JH Properties, Inc.                                                      Washington
Junior Food Stores of West Florida, Inc.                                 Florida
J.V. Distributing, Inc.                                                  Michigan
KRGP Inc.                                                                Ohio
KRLP Inc.                                                                Ohio
Kroger Dedicated Logistics Co.                                           Ohio
Kroger Limited Partnership I                                             Ohio (limited partnership)
Kroger Limited Partnership II                                            Ohio (limited partnership)
Kroger Texas L.P.                                                        Ohio (limited partnership)
KU Acquisition Corporation                                               Washington
Kwik Shop, Inc.                                                          Kansas
Mini Mart, Inc.                                                          Wyoming
Peyton's-Southeastern, Inc.                                              Tennessee

Name of Guarantor                                                        State of Organization
-----------------                                                        ---------------------
QFC Sub, Inc.                                                            Washington
Quality Food Centers, Inc.                                               Washington
Quality Food Holdings, Inc.                                              Delaware
Quality Food, Inc.                                                       Delaware
Quik Stop Markets, Inc.                                                  California
Ralphs Grocery Company                                                   Delaware
Roundup Co.                                                              Washington
Second Story, Inc.                                                       Washington
Smith's Beverage of Wyoming, Inc.                                        Wyoming
Smith's Food & Drug Centers, Inc.                                        Delaware
The Kroger Co. of Michigan                                               Michigan
THGP Co., Inc.                                                           Pennsylvania
THLP Co., Inc.                                                           Pennsylvania
Topvalco, Inc.                                                           Ohio
Turkey Hill, L.P.                                                        Pennsylvania (limited partnership)
Wells Aircraft, Inc.                                                     Kansas

STATE OF _________   )
                   )  ss.:
COUNTY OF ________ )


                  On the day of August, 2001, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of The Kroger Co., and ____________________ of
each of the Guarantors Listed on Schedule I hereto, corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Board of Directors of such corporations, and that he signed his name thereto by like authority.


                                --------------------------------------



STATE OF _________ )
                   )  ss.:
COUNTY OF ________ )


                  On the day of August, 2001, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is ________________ of Rocket Newco, Inc., and Henpil, Inc., corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Board of Directors of said corporations, and that he signed his name thereto by like authority.


                                --------------------------------------

STATE OF _________  )
                    )  ss.:
COUNTY OF ________  )


                  On the day of August, 2001, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is _________________ of Vine Court Assurance Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Boards of Directors of said corporation, and that he signed his name thereto by like authority.






STATE OF _________  )
                    )  ss.:
COUNTY OF ________  )


                  On the day of August, 2001, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is ____________ of Richie's, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Boards of Directors of said corporation, and that he signed his name thereto by like authority.


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                                      -2-

STATE OF __________  )
                     )  ss.:
COUNTY OF _________  )


                  On the day of August, 2001, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is a _____________ of U.S. Bank, N.A.., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



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